Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-221028, 333-224058, 333-230661, 333-237570 and 333-254592) and Form S-3 (No. 333-257514) of MongoDB, Inc. of our report dated March 18, 2022 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
March 18, 2022